As filed with the Securities and Exchange Commission on August 5, 2002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 25, 2002

1-3382	56-0165465
Commission File Number	I.R.S. Employer Identification Number

Carolina Power & Light Company
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6411
State of Incorporation: North Carolina
Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number

The address of the registrant has not changed since the last report.

Item 5.    Other Events

(a)  UNDERWRITING AGREEMENT.    The Registrant has entered into an Underwriting Agreement, dated July 25, 2002, by and between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters, in connection with the offering of $500,000,000 aggregate principal amount of the Registrant’s 6 1/2% Notes due 2012 (the “Notes”), registered with the Securities and Exchange Commission on Form S-3 (Registration Statement No. 333-58800). A copy of the Underwriting Agreement is filed as Exhibit 1 to this Form 8-K.

(b)  INDENTURE.    The Registrant previously entered into an Indenture (For Debt Securities), dated October 28, 1999, between the Registrant and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee and has executed an Officer’s Certificate (relating to the Notes), dated July 30, 2002 in connection with the offering of the Notes. The Indenture (For Debt Securities) and the Officer’s Certificate are filed as Exhibits 4(a) and 4(b), respectively, to this Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)  EXHIBITS.

1	Underwriting Agreement, dated July 25, 2002, by and between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters.

4(a)
Indenture (For Debt Securities), dated October 28, 1999, between the Registrant and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee is hereby incorporated by reference (filed as Exhibit 4(a), Form 8-K, filed November 5, 1999, File No. 1-3382).

4(b)	Officer’s Certificate (relating to the 6 1/2% Notes due 2012), dated July 30, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY Registrant

By:	/s/ THOMAS R. SULLIVAN
Thomas R. Sullivan Treasurer

Date:  August 5, 2002

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EXHIBIT INDEX

1	Underwriting Agreement, dated July 25, 2002, by and between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters.

4(a)
Indenture (For Debt Securities), dated October 28, 1999, between the Registrant and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee is hereby incorporated by reference (filed as Exhibit 4(a), Form 8-K, filed November 5, 1999, File No. 1-3382).

4(b)	Officer’s Certificate (relating to the 6 1/2% Notes due 2012), dated July 30, 2002.

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